EXHIBIT 32

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Donald B. Murray, the Chief Executive Officer of Resources Connection, Inc., and Stephen J. Giusto, the Chief Financial Officer of Resources Connection, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of their knowledge:

(i)  the Report on Form 10-K of the Company for the year ended May 31, 2003 (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 26, 2003

/s/ DONALD B. MURRAY
Donald B. Murray President and Chief Executive Officer (Principal Executive Officer)

/s/ STEPHEN J. GIUSTO
Stephen J. Giusto Chief Financial Officer and Executive Vice President of Corporate Development (Principal Financial Officer)

The foregoing certification accompanied the Report on Form 10-K pursuant to 18 U.S.C. Section 1350. It is being reproduced herein for information only. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.